UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2024

GD Culture Group Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

22F - 810 Seventh Avenue,

New York, NY 10019

(Address of Principal Executive Offices) (Zip code)

+1-347-2590292

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GDC	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

IR Agency, LLC Consulting Agreement

On March 26, 2024, GD Culture Group Limited (the “Company” or “GDC”) entered into a consulting agreement (the “IR Agency Consulting Agreement”) with IR Agency, LLC (“IR Agency”), a provider of investor relations-related services. Pursuant to the IR Agency Consulting Agreement, GDC has engaged IR Agency, on a non-exclusive basis, to provide marketing and advertising services (“Services”) to communicate information about the Company to the financial community including, but not limited to, creating company profiles, media distribution and building a digital community with respect to the Company.

As consideration for its performance under the IR Agency Consulting Agreement, GDC will pay IR Agency a non-refundable fee of $250,000 in cash. IR Agency is not a registered broker-dealer or investment advisor and will not engage in any activities on behalf of GDC that would require it to be registered as a broker-dealer or investment advisor. In addition, IR Agency is being engaged by GDC as an independent contractor and not in an employer-employee or joint venturer relationship.

The IR Agency Consulting Agreement has a term of one (1) month and may be terminated by written notice, with or without cause, by either GDC or IR Agency at any time.

Pursuant to the IR Agency Consulting Agreement, both parties agree to hold each other’s Proprietary or Confidential Information in strict confidence. “Proprietary or Confidential Information” shall include, but is not limited to, written or oral contracts, trade secrets, know-how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party; (ii) was previously known to the receiving party or rightly received by the receiving party from a third party; (iii) is independently developed by the receiving party; or (iv) is subject to disclosure under court order or other lawful process. Both parties agree not to make each other’s Proprietary or Confidential Information available in any form to any third party or to use each other’s Proprietary or Confidential Information for any purpose other than as specified in the IR Agency Consulting Agreement. Each party’s Proprietary or Confidential Information shall remain the sole and exclusive property of that party. Both parties agree that in the event of use or disclosure by the other party other than as specifically provided for in the IR Agency Consulting Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of the IR Agency Consulting Agreement, the parties acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of three (3) years from the termination date.

Also, during the term of the IR Agency Consulting Agreement, IR Agency acknowledges that in order to prepare appropriate advertising in a timely manner it may be made aware of price sensitive or confidential information that has not been publicly disclosed yet. IR Agency confirms that it is fully aware of its obligations in relation to such information and will ensure that the confidentiality of such information is maintained at all times and that it, and its employees and contractors, are all fully aware of and comply with, all appropriate securities laws and regulations in relation to insider trading and related matters.

The IR Agency Consulting Agreement is governed by the laws of the State of New Jersey.

The foregoing description of the IR Agency Consulting Agreement in Item 1.01 of this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the IR Agency Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Corbo Capital Consulting Agreement

On April 1, 2024, GDC entered into a consulting services agreement (the “Corbo Consulting Agreement”) with Corbo Capital Inc. (“Corbo”), pursuant to which the Company engaged Corbo to provide business consulting services in the e-commerce/technology sector.

More specifically, the Corbo Consulting Agreement provides that Corbo will:

●	meet with management to examine current activities and proposed plans, identify and discuss issues, market needs and expansionary goals, and to understand capital raising, investment and potential growth (acquisition) opportunities being considered (and timelines);

●	conduct research, undertake due diligence and analysis, and identify benefits and risks in relation to prospects and partnership affiliations under consideration, and thereafter advise on viability of plans for scaling activities (and the initiatives) that support reaching milestones and goals;

●	develop market messaging, growth and capital raising strategies that have the potential to deliver significant returns and attract investors;

●	outline investor and funding strategy for growth (retail and online activity) and suggest ways to minimize costs associated with technological platform improvements and marketing spend; and

●	prepare reports and present findings to senior management in relation to macro marketing plans and expansion viability, as well as select capital raising, investment and growth initiatives (and their structure).

As consideration for its performance under the Corbo Consulting Agreement, GDC will pay Corbo an upfront fee of $265,000. The consulting fees shall be paid upon approval by the Company in its sole discretion of a submitted invoice. The Corbo Consulting Agreement also provides that GDC will reimburse Corbo, from time to time, for all out-of-pocket expenses, including travel costs, actually and properly incurred in connection with providing the consulting engagement. Such expenses must be approved by the Company.

Corbo is being engaged by GDC as an independent contractor and not in an employer-employee, partner or joint venturer relationship.

The Corbo Consulting Agreement has a term of twenty-four (24) months, starting from April 1, 2024.

The Corbo Consulting Agreement includes a mutual indemnification provision whereby each of GDC and Corbo agree, except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, to indemnify and hold harmless the other party and its affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount, which result from or arise out of any act or omission of the indemnifying party, its respective affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with the Corbo Consulting Agreement. The indemnification provision will survive the termination of the Corbo Consulting Agreement.

Pursuant to the Corbo Consulting Agreement, all documents, data and reports and other information generated by Corbo in performing the services herein shall at all times be and remain the property of the Company and all such material is confidential and proprietary to the Company.

The Corbo Consulting Agreement provides that, Corbo acknowledges that during the course of providing services to GDC, Corbo will have access to proprietary information of GDC including, but not limited to, information relating to customer lists; financial costs and sales data; supply sources and contracts; business opportunities for new and developing business; products, procedures, systems and techniques relating to the development, marketing and sales of the Company’s products and services. Corbo acknowledges that all such proprietary information is a valuable, special and unique asset of the Company. Corbo shall faithfully serve and use his best efforts to promote the interests of the Company and shall not disclose proprietary information to others, other than in the course of Corbo’s responsibilities as a consultant advisor to the Company, and shall not use such proprietary information for his own personal gain. Furthermore, Corbo specifically agrees that this provision continues during and after the termination or expiration of the Corbo Consulting Agreement. In the event of a breach or threatened breach by Corbo, the Company shall be entitled to an Injunction restraining Corbo from disclosing, in whole or in part, such proprietary information or from rendering any services to any person, clients, the Company, association or other entity to whom such proprietary information, in whole or in part, has been disclosed or is threatened to be disclosed. The Company can also pursue any other remedies available to it for such breach or threatened breach, including the recovery of damages from Corbo.

The Corbo Consulting Agreement is governed by the laws of the State of Florida. Any controversy or claim arising out of or relating to the Corbo Consulting Agreement or any breach of the Corbo Consulting Agreement will be settled by arbitration.

The foregoing description of the Corbo Consulting Agreement in Item 1.01 of this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Corbo Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference

Item. 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated March 26, 2024, between the Company and IR Agency, LLC
10.2	Consulting Agreement, dated April 1, 2024, between the Company and Corbo Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2024	GD Culture Group Limited

By:	/s/ Xiao Jian Wang
Name:	Xiao Jian Wang
Title:	Chief Executive Officer, President and Chairman of the Board

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